                                                             Exhibit 4


                           SECOND AMENDMENT AGREEMENT


        SECOND AMENDMENT AGREEMENT dated as of April 29, 1994, among JBI, INC., a Massachusetts corporation (the "Borrower"); J. BAKER, INC., a Massachusetts corporation ("Baker"); each of the banks that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); and SHAWMUT BANK, N.A., a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

        The Borrower, Baker, the Banks and the Agent are parties to a Revolving Credit and Loan Agreement dated as of February 1, 1993 (as amended by the First Amendment and Waiver Agreement relating thereto dated as of November 19, 1993 (the "FIRST AMENDMENT TO CREDIT AGREEMENT") and in effect on the date hereof, the "CREDIT AGREEMENT").

        The Borrower and Baker have requested that the Credit Agreement be amended to, among other things, (i) increase the Aggregate Commitment Amount and extend the Termination Date under the Credit Agreement, (ii) reduce the Prime Margin, the LIBO Margin and the Commission Rate and (iii) amend certain covenants thereunder, and the Banks and the Agent have agreed to such amendments upon the terms and conditions hereof. Accordingly, the parties hereto hereby agree as follows:

        Section 1. DEFINITIONS. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein.

        Section 2. AMENDMENTS. Effective as of May 1, 1994 but subject to the satisfaction of all of the conditions precedent set forth in Section 4 hereof, the Credit Agreement and other Operative Documents and Financing Agreements shall be amended as follows:

        A. The fourth Whereas clause of the Credit Agreement is hereby amended by changing "$215,000,000" to read "$250,000,000".

        B.  Article I of the Credit Agreement is amended as follows:

        (1) The definition of "COMMISSION RATE" is amended by changing "2.5%" to read "1.5%".

        (2) The definition of "LIBO MARGIN" is amended by changing "3%" to read "1.5%".

        (3) The definition of "MAJORITY BANKS" is amended by changing "55%" to read "70%".

        (4) The definition of "PRIME MARGIN" is amended by changing ".5%" to read "0%".

        (5) The definition of "TERMINATION DATE" is amended by changing "June 30, 1996" to read "June 30, 1997".

        C. The definition of "AGGREGATE COMMITMENT AMOUNT" is amended by changing "Two Hundred Fifteen Million Dollars ($215,000,000.00)" to read "Two Hundred Fifty Million Dollars ($250,000,000.00)."

        D. The definition of "COMMITMENT REDUCTION DATE" is amended by changing "December 29 of each of calendar years 1994 and 1995" to read "December 30 of each of calendar years 1994, 1995 and 1996".

        E.  Section 6.01 of the Credit Agreement is amended to read in its entirety as follows:

            "6.01 The COMMITMENT PERCENTAGE of each BANK shall be:

                                             COMMITMENT
            BANK                             PERCENTAGE
            ----                             ----------
            SHAWMUT                              30%
            FNB                                  22%
            FLEET-MASS                           16%
            NATWEST                              12%
            STANDARD CHARTERED                    6%
            CITIZENS                              5%
            YASUDA                                5%
            FUJI                                  4%
                                                 ----

                        TOTAL:                  100.0%".

        F. Section 6.02.1 of the Credit Agreement is amended in its entirety to read as follows:

             "6.02.1  So long as the AGGREGATE COMMITMENT
        AMOUNT shall be Two Hundred Fifty Million Dollars
        ($250,000,000.00), the COMMITMENT AMOUNT of each BANK shall be:

                                                   COMMITMENT
                 BANK                              AMOUNT
                 ----                              ------
                 SHAWMUT                           $ 75,000,000
                 FNB                                 55,000,000
                 FLEET-MASS                          40,000,000
                 NATWEST                             30,000,000
                 STANDARD CHARTERED                  15,000,000
                 CITIZENS                            12,500,000
                 YASUDA                              12,500,000
                 FUJI                                10,000,000
                                                  -------------
                            TOTAL:                 $250,000,000".

        G. Section 6.03 of the Credit Agreement is amended to read in its entirety as follows:

             "6.03  The AGGREGATE COMMITMENT AMOUNT shall
        automatically be reduced, as of the close of business
        Boston time on each COMMITMENT REDUCTION DATE, to the
        following respective amounts:
             COMMITMENT REDUCTION                AGGREGATE COMMITMENT
                  DATE IN:                        AMOUNT REDUCED TO:
             December, 1994                         $240,000,000

             December, 1995                         $230,000,000

             December, 1996                         $220,000,000

        The AGGREGATE COMMITMENT AMOUNT shall automatically be reduced to zero on the TERMINATION DATE."

        H. Section 9.01(a) of the Credit Agreement is amended by changing "30 days" to read "45 days".

        I. Section 9.03 of the Credit Agreement is amended by deleting subsection (f) thereof.

        J. Section 9.15 of the Credit Agreement is amended to read in its entirety as follows:

             "9.15 Keep in effect at all times one or more interest rate protection agreements with one or more BANKS with a maturity of not less than one year and covering a notional principal amount of not less than $75,000,000, such agreements to be in form and substance reasonably satisfactory to the MAJORITY BANKS."

        K. Section 10.01.4(a) of the Credit Agreement is amended by changing "February 1, 1994" to read "February 1, 1995" and "February 1, 1995" to read "February 1, 1996".

        L. Section 10.01.4(b) of the Credit Agreement is amended to read in its entirety as follows:

             "(b) Permit LEVERAGE to exceed, on each date specified below, the percentage set forth opposite the reference to such date:


        Date                                  Maximum Leverage
        ----                                  ----------------
        the last day of
        the fiscal quarter
        ending on or about
        February 1, 1994                            115%

        the last day of
        the fiscal quarter
        ending on or about
        February 1, 1995                            100%

        the last day of
        the fiscal quarter
        ending on or about
        February 1, 1996                             90%

        the last day of
        the fiscal quarter
        ending on or about
        February 1, 1997                             85%"

        M. Section 10.01.5(c) of the Credit Agreement is amended to read in its entirety as follows:

             "(c) The applicable percentages to be used in Section 10.01.5(a) shall be as follows for each of the following respective periods:

                Period                            Minimum Percentage
                ------                            ------------------
        From the CLOSING DATE to
         and including the last
         day of the FISCAL YEAR
         ending on or about
         February 1, 1994                                 120%

        From the first day of the
         FISCAL YEAR beginning on or
         about February 1, 1994 to and
         including the last day of
         the FISCAL YEAR ending on
         or about February 1, 1995                         125%

        From the first day of the
         FISCAL YEAR beginning on or
         about February 1, 1995 to and
         including the last day of
         the FISCAL YEAR ending on
         or about February 1, 1996                         130%

        At all times thereafter                            140%"

        N. Section 10.01.6 of the Credit Agreement is amended by changing (x) "$28,000,000" in clause (i) thereof to read "$40,000,000" and (y) "$20,000,000"
in clause (ii) thereof to read "$35,000,000."

        O. Section 10.01.7 of the Credit Agreement is amended by inserting immediately after "net loss" on the second line thereof the following:

             "(other than any non-cash losses arising from the write-offs of certain licensing premium payments in connection with the closing of Ames Department Stores)".

        P. Section 10.01.8 of the Credit Agreement is amended to read in its entirety as follows:

             "10.01.8 In any one FISCAL YEAR, sell or dispose of any real or personal property, other than in the ordinary course of business and other than such sale or disposition as may be approved in writing by the MAJORITY BANKS, which property has a fair market value in excess of $1,000,000 on a consolidated basis."

        Q. Section 10.01.10(b) of the Credit Agreement is amended to read in its entirety as follows:

             "(b) The applicable percentage to be used in Section 10.01.10(a) shall be as follows for each of the following respective periods:

                Period                            Minimum Percentage
                ------                            ------------------
        From the CLOSING DATE to
         and including January 31,
         1994                                              250%

        From February 1, 1994 to and
         including January 31, 1995                        300%

        From February 1, 1995 to and
         including January 31, 1996                        325%

        At all times thereafter                            350%"

        R. Section 10.02.2 of the Credit Agreement is amended to read in its entirety as follows:

             "10.02.2 Purchase assets other than in the ordinary course of business (except, in the case of BAKER, the BORROWER or the SUBSIDIARIES, such purchases up to an aggregate amount of $1,000,000 and except such other purchases as may be approved in writing by the MAJORITY BANKS)."

        S. Section 10.05(d)(ii) of the Credit Agreement is amended by changing "$5,000,000" to read "$15,000,000".

        T. Section 10.05(d)(iv) of the Credit Agreement is amended to read in its entirety as follows:

             "(iv) The aggregate of (x) all LETTERS OF CREDIT and STANDBY L/C'S issued for the account of TCM, WGS and SHOE CORPORATION and (y) all BANKER'S ACCEPTANCES accepted for the account of TCM, WGS and SHOE CORPORATION shall not exceed $25,000,000 at any one time outstanding, and TCM, WGS and SHOE CORPORATION shall be jointly and severally liable in respect thereof."

        U. Section 10.10 is amended by inserting immediately before the period at the end thereof the following:

             "; and provided further that the Borrower or Baker may create or acquire any SUBSIDIARIES with the prior written approval of the MAJORITY BANKS".

        V. Section 10.12.2 of the Credit Agreement is amended to read in its entirety as follows:

             "10.12.2  (Intentionally omitted.)".




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




        W. Section 19.01 of the Credit Agreement is amended by deleting "(except that no such approval shall be required in order for SHAWMUT or FNB to sell participating interests of up to $10,000,000 in the aggregate for each such BANK or for FNB to sell participating interests to any affiliate thereof)".

        X. Section 21.02 of the Credit Agreement is amended by deleting "(except that no such approval shall be required in order for SHAWMUT or FNB to make assignments of up to $10,000,000 in the aggregate for each such BANK)".

        Y. Section 26.01 of the Credit Agreement is amended to read in its entirety as follows:

             "26.01  (Intentionally omitted.)".

        Z. Exhibit D to the Credit Agreement is amended by changing "June 30, 1996" to read "June 30, 1997".

        AA. References in each of the Operative Documents and Financing Agreements to the Credit Agreement or words of like import (including indirect references thereto) shall be deemed to be references to the Credit Agreement as amended hereby.

        Section 3. Representations and Warranties; Covenants.
                   -----------------------------------------

        Each of the Borrower and Baker hereby represents and warrants to the Banks and the Agent that, as of the date hereof, after giving effect to the amendments contemplated by Section 2 hereof: (a) no Default has occurred and is continuing, (b) the representations and warranties set forth in Article VIII of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article VIII to "this Agreement" included reference to this Agreement (provided that the representation and warranty set forth herein shall not be deemed to be inaccurate solely by reason of the failure of any information contained in any of Exhibits G (solely as the information therein relates to Section 8.04 or 8.05 of the Credit Agreement), N, O, P, Q and R to the Credit Agreement to remain true) and (c) the amendments contemplated by Section 2 hereof do not require any consent under any agreement, instrument or other document (including without limitation the Convertible Subordinated Notes, the Senior Subordinated Notes and the Subordinated Convertible Debentures) including without limitation any consent necessary to cause the Loans and the Revolving Notes to be Obligations to which the Subordinated Indebtedness shall be subordinated under the subordination agreement(s) referred to in Section 1.110 of the Credit Agreement (and the foregoing shall be deemed to be representations and warranties made in an Operative Document for purposes of
Section 11.01(d) of the Credit Agreement).

        Section 4. CONDITIONS PRECEDENT. As provided in Sections 2 above, this Agreement shall become effective as of May 1, 1994 upon the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent in form and substance:

        (a) Counterparts of this Agreement duly executed and delivered by each of the parties hereto;

        (b) New Revolving Notes duly executed and delivered by the Borrower payable to the order of the Banks in the respective amounts equal to the respective Commitment Amounts of the Banks;

        (c) Certified copies of the charter and by-laws (or equivalent documents) of each Obligor (or, in the alternative, a certification to the effect that none of such documents has been modified since delivery thereof on the Closing Date pursuant to the Credit Agreement or (in the case of Shoe Corporation) since delivery thereof on the date of the First Amendment to Credit Agreement) and of all corporate authority for each Obligor, including, without limitation, board of director resolutions and evidence of the incumbency of officers for each Obligor, with respect to the execution, delivery and performance of (i) this Agreement and the Credit Agreement as amended hereby (in the case of the Borrower and Baker), (ii) the Guarantee (in the case of each Obligor other than the Borrower) and the Pledge Agreement (in the case of each Obligor party to the Pledge Agreement), in each case after giving effect to the amendments contemplated by Section 2 of this Second Amendment Agreement, and each other document to be delivered by each of the Obligors from time to time in connection with the Credit Agreement as amended hereby (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from each of the Obligors to the contrary);

        (d) An opinion of Goodwin, Procter & Hoar, counsel to the Obligors with respect to the transactions contemplated by this Agreement and the Credit Agreement and all other Operative Documents and Financing Agreements as amended hereby; and

        (e) Such other documents relating to the transactions contemplated by this Agreement as the Agent or any Bank or special New York counsel to the Agent may reasonably request.

        Section 5. MISCELLANEOUS. Except as expressly herein provided, the Credit Agreement and all other Operative Documents and Financing Agreements shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        JBI, INC.


                                        By /s/ ALAN I. WEINSTEIN
                                           ---------------------------
                                           Title: Senior Executive
                                                  Vice President


                                        J. BAKER, INC.


                                        By /s/ ALAN I. WEINSTEIN
                                           ---------------------------
                                           Title: Senior Executive
                                                  Vice President


                                        SHAWMUT BANK, N.A.


                                        By /s/ ROGER A. STONE
                                           ---------------------------
                                           Title: Director


                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By /s/ MITCHELL B. FELDMAN
                                           ---------------------------
                                           Title: Director


                                        FLEET BANK OF MASSACHUSETTS, N.A.


                                        By /s/ BARRIE KING
                                           ---------------------------
                                           Title: Vice President


                                        NATIONAL WESTMINSTER BANK USA


                                        By /s/ PAUL CHAU
                                           ---------------------------
                                           Title: Assistant Vice President


                                        CITIZENS SAVINGS BANK


                                        By /s/ MARIAN L. BARRETTE
                                           ---------------------------
                                           Title: Vice President

                                        STANDARD CHARTERED BANK


                                        By /s/ BRIAN TAYLOR
                                           ----------------------------
                                           Title: Assistant Vice President



                                        By /s/ GERARD LOB
                                           ----------------------------
                                           Title: Vice President


                                        THE YASUDA TRUST & BANKING CO., LTD.


                                        By /s/ NEIL CHAU
                                           ----------------------------
                                           Title: Vice President


                                        FUJI BANK, LIMITED


                                        By /s/ KATSUNORI NOZAWA
                                           ----------------------------
                                           Title: Vice President and
                                                  Manager


                                        SHAWMUT BANK, N.A.,
                                          as Agent


                                        By /s/ ROGER A. STONE
                                           ----------------------------
                                           Title: Director


We hereby acknowledge, consent
and agree to the terms of the
foregoing Second Amendment
Agreement and confirm that
our obligations under the
Guarantee and the Pledge
Agreement shall remain
unchanged and in full
force and effect.

Dated:  April 29, 1994


SPENCER COMPANIES, INC.


By /s/ ALAN I. WEINSTEIN
- - ------------------------------
   Title: Senior Executive
          Vice President

 SPENCER NO. 301 CORP.


By /s/ ALAN I. WEINSTEIN
- - -------------------------------
   Title: Senior Executive
          Vice President


JBI HOLDING CO., INC.


By /s/ ALAN I. WEINSTEIN
- - -------------------------------
   Title: President


THE CASUAL MALE, INC.


By /s/ ALAN I. WEINSTEIN
- - -------------------------------
   Title: Senior Executive
          Vice President


WGS CORP.


By /s/ ALAN I. WEINSTEIN
- - -------------------------------
   Title: Senior Executive
          Vice President


TCM HOLDING COMPANY, INC.


By /s/ ALAN I. WEINSTEIN
- - -------------------------------
   Title: President


MORSE SHOE, INC.


By /s/ ALAN I. WEINSTEIN
- - -------------------------------
   Title: Senior Executive
          Vice President


BUCKMIN, INC.


By /s/ ALAN I. WEINSTEIN
- - -------------------------------
   Title: Senior Executive
          Vice President

ELM EQUIPMENT CORP.


By /s/ ALAN I. WEINSTEIN
- - ------------------------------
   Title: Senior Executive
          Vice President


JARED CORPORATION


By /s/ ALAN I. WEINSTEIN
- - ------------------------------
   Title: Senior Executive
          Vice President


MORSE SHOE (CANADA) LTD.


By /s/ ALAN I. WEINSTEIN
- - ------------------------------
   Title: Senior Executive
          Vice President


MORSE SHOE INTERNATIONAL, INC.


By /s/ ALAN I. WEINSTEIN
- - ------------------------------
   Title: Senior Executive
          Vice President


ISAB, INC.


By /s/ ALAN I. WEINSTEIN
- - ------------------------------
   Title: Senior Executive
          Vice President


WHITE CAP FOOTWEAR, INC.


By /s/ ALAN I. WEINSTEIN
- - ------------------------------
   Title: Senior Executive
          Vice President


SHOE CORPORATION OF AMERICA, INC.


By /s/ ALAN I. WEINSTEIN
- - ------------------------------
   Title: Senior Executive
          Vice President